EXHIBIT A

PricewaterhouseCoopers LLP Chartered Accountants 111 5th Avenue SW, Suite 3100 Calgary, Alberta Canada T2P 5L3 Telephone +1 (403) 509 7500 Facsimile +1 (403) 781 1825

March 7, 2005

Consent of Independent Accountants

Dear Sirs:

We hereby consent to the use in the Annual Report on Form 40-F of Canadian Pacific Railway Limited and Canadian Pacific Railway Company for the year ended December 31, 2004 (the “Form 40-F”), and the incorporation by reference in the Registration Statements: Form S-8 no. 333-13846 (Canadian Pacific Railway Limited), Form S-8 no. 333-13962 (Canadian Pacific Railway Limited), and Form F-9 no. 333-114696 (Canadian Pacific Railway Company) of our Auditors’ Report and Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference each dated February 11, 2005, which reports are included in the financial statements included in the Form 40-F.

Yours very truly,

(signed by) PricewaterhouseCoopers LLP

Chartered Accountants

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.